Exhibit 3.1
CERTIFICATE OF AMENDMENT AND RESTATEMENT
OF
STEEL NEWCO INC.
Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code (the “GBCC”), Steel Newco Inc., a Georgia corporation (the “Corporation”), certifies as follows:
1.The current name of the Corporation is “Steel Newco Inc.” The Corporation hereby amends its name to “Pinnacle Financial Partners, Inc.”
2.The foregoing amendment was duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 14-2-1002 of the GBCC on July 24, 2025. The foregoing amendment was duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the GBCC on July 25, 2025.
3.The attached Amended and Restated Articles of Incorporation were duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the GBCC on July 25, 2025.
4.The attached Amended and Restated Articles of Incorporation of the Corporation supersede the Articles of Incorporation of the Corporation that were filed with the Secretary of State on July 23, 2025.
5.The attached Amended and Restated Articles of Incorporation shall be effective at 11:59 p.m. Eastern Time on January 1, 2026.
[Signature on following page]

IN WITNESS WHEREOF, Steel Newco Inc. has caused this Certificate of Amendment and Restatement to be signed by a duly authorized officer this 30th day of December, 2025.

By:    /s/ Kevin S. Blair
Kevin S. Blair
Co-President

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
PINNACLE FINANCIAL PARTNERS, INC.
Section 1.The name of the corporation is Pinnacle Financial Partners, Inc.
Section 2.The corporation shall have perpetual duration.
Section 3.The object of the corporation is pecuniary gain, and the general nature of the business to be transacted includes any lawful business, including, without limitation, the following:
(a)To purchase or otherwise acquire and to own and hold, to the extent permitted by State and Federal law, the capital stock of any one or more banks, trust companies and/or banking corporations now existing or henceforth organized, and to exercise and enjoy any and all lawful rights, powers, privileges and other incidents of ownership with respect to all such stock;
(b)To engage directly or indirectly in any lawful businesses, enterprises, ventures and other activities as the Board of Directors of the corporation may from time to time deem to be profitable or advantageous to the corporation but not incompatible with the foregoing, including but not limited to bank-related activities such as investment and financial counseling, management consulting and services, bookkeeping, computer and data processing services, rental of personal property and equipment, fiduciary and custodian services, brokerage of loans and insurance, real estate development and management, and securities investment, whether acting directly on its own behalf, in partnership or other relationship with others, through subsidiary or affiliated corporations, as agent or broker for others, or otherwise;
(c)To purchase, subscribe for or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, create security interest in, or otherwise dispose of and generally deal in real and personal property of every kind and description, including good will, trade names, rights and franchises, and including shares of stock, certificates or other interests in voting trusts for shares of stock, or any bonds, debentures, notes, evidences of indebtedness, and other securities, contracts or obligations of any banking or other securities, contracts or obligations of any banking or other corporation or association organized under the laws of the State of Georgia or the United States of America or any other state or district or county, nation or government, and to pay therefor in whole or in part in cash or by exchanging therefor stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation; and while the owner or holder of any such real or personal property, stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations, to receive, collect and dispose of the interest, dividends and income arising therefrom, and to possess and exercise in respect thereof, all of the rights, powers and privileges of ownership, including all voting powers on any stocks, voting trust certificates, or other securities so owned; and in connection with any acquisition, disposition, pledge or other act of ownership with regard to any such stocks, securities or other property, whether tangible or intangible, to assume or guarantee performance of any liabilities, obligations or contracts of any persons, firms, corporations or associations;
(d)To organize or promote or facilitate the organization of, and participate in the operation of, any corporation, association, partnership, syndicate or other entity formed for the purpose of transacting, promoting or carrying on any lawful business;
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(e)To merge, consolidate, dissolve, wind up or liquidate any corporation, association or other entity which this corporation may organize, purchase or otherwise acquire or have an interest in, or to cause the same to be merged, consolidated, dissolved, wound up or liquidated;
(f)To aid, either by loans or by guaranty of securities or in any other manner, any corporation, association, business, enterprise, venture, or voting trust, domestic or foreign, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which are held by this corporation, directly or indirectly, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by it or in which it may at any time be interested, directly or indirectly, through other corporations or otherwise;
(g)To make equity and debt investments in corporations or projects designed primarily to promote community welfare, such as economic rehabilitation and development of depressed or blighted areas;
(h)To do all things necessary, suitable or proper for the accomplishment of any purpose or objective of the corporation; and
(i)The corporation shall have all of the powers and shall enjoy all of the rights, privileges and immunities as provided under the Georgia Business Corporation Code.
Section 4.The maximum number of shares of capital stock that the corporation shall be authorized to have outstanding at any time shall be 470,000,000 shares. The corporation shall have the authority to issue (i) 360,000,000 shares of common stock, par value of $1.00 per share, and (ii) 110,000,000 shares of preferred stock, no par value per share. The corporation may acquire its own shares and shares so acquired shall become treasury shares. In accordance with the provisions of the Georgia Business Corporation Code, the Board of Directors may determine the preferences, limitations and relative rights of (i) any preferred stock before the issuance of any shares of preferred stock and (ii) one or more series of preferred stock, and designate the number of shares within that series, before the issuance of any shares of that series.
Every holder of common stock of the corporation shall be entitled to one (1) vote in person or by proxy on each matter submitted to a vote at a meeting of shareholders for each share of the common stock held by such holder as of the record date of such meeting.
Creation of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A (hereinafter called “Series A Preferred Stock”): The powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Series A Preferred Stock are set forth in Designation A attached hereto.
Creation of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (hereinafter called “Series B Preferred Stock”): The powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Series B Preferred Stock are set forth in Designation B attached hereto.
Creation of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C (hereinafter called “Series C Preferred Stock”): The powers, rights, and preferences, and the
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qualifications, limitations, and restrictions thereof, of the Series C Preferred Stock are set forth in Designation C attached hereto.
Section 5.No shareholder of the corporation shall have any pre-emptive right to purchase, subscribe for or otherwise acquire any shares of stock of any class of the corporation, or any series of any class, or any options, rights or warrants to purchase shares of any class, or any series of any class, or any other securities of the corporation convertible into or carrying an option to purchase shares of any class, or any series of any class, whether now or hereafter authorized, and the Board of Directors of the corporation may authorize the issuance of shares of stock of any class, and series of the same class, or options, rights, or warrants to purchase shares of any class, or any series of any class, or any securities convertible into or carrying an option to purchase shares of any class, or any series of any class, without offering such issue of shares, options, rights, warrants or other securities, either in whole or in part, to the shareholders of the corporation.
Section 6.The Board of Directors of the corporation may authorize the issuance of bonds, debentures and other evidences of indebtedness of the corporation and may fix all the terms thereof, including, without limitation, the convertibility thereof into shares of stock of the corporation of any class, or any series of the same class.
Section 7.Each member of the Board of Directors of the corporation shall be elected at the annual meeting of shareholders and shall hold office for a term of one year and until his or her successor is duly elected and qualified or until his or her earlier retirement, resignation, removal or death.
Section 8.The shareholder vote required to: (i) approve: (a) any merger or consolidation of the corporation with or into any other corporation; or (b) the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the corporation to or with any other corporation, person or entity, with respect to which the approval of the corporation’s shareholders is required by the provisions of the corporate laws of the State of Georgia; (ii) fix, from time to time, the number of members of the Board of Directors of the corporation; (iii) remove a member of the Board of Directors of the corporation; (iv) call a special meeting of the shareholders of the corporation; (v) alter, delete, rescind or amend any provision of the corporation’s bylaws, as amended; and (vi) alter, delete, rescind or amend any provision of the corporation’s Articles of Incorporation, as amended, shall be the affirmative vote by the holders of shares representing at least a majority of the votes entitled to be cast by the holders of all of the issued and outstanding common stock of the corporation.
Section 9.Any action required by law or permitted to be taken at any shareholders’ meeting may be taken without a meeting if, and only if, written consent, setting forth the action so taken, shall be signed by all of the shareholders of record of common stock of the corporation entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and shall be filed with the Secretary and recorded in the Minute Book of the corporation.
Section 10.
(a)In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all
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other factors such directors consider pertinent; provided however, that this Section 10(a) shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.
(b)In furtherance, but not in limitation, of Section 10(a), the Board of Directors of the corporation may, if it deems it advisable, oppose a tender or other offer for the corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider all or any of the following:
(1)whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;
(2)whether a more favorable price could be obtained for the corporation’s securities in the future;
(3)the impact which an acquisition of the corporation would have on the employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;
(4)the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value for the corporation’s stock;
(5)the value for the securities, if any, that the offeror is offering in exchange for the corporation’s securities, based on an analysis of the worth of the corporation as compared to the offeror or any other entity whose securities are being offered; and
(6)any antitrust or other legal or regulatory issues that are raised by the offer.
(c)If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: (i) advising shareholders not to accept the offer; (ii) litigation against the offeror; (iii) filing complaints with governmental and regulatory authorities; (iv) acquiring the corporation’s securities; (v) selling or otherwise issuing authorized but unissued securities of the corporation or treasury stock or granting options or rights with respect thereto; (vi) acquiring a company to create an antitrust or other regulatory problem for the offeror; and (vii) soliciting a more favorable offer from another individual or entity.
Section 11.No director shall be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability to the extent required by applicable law: (i) for the appropriation in violation of his duties of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Official Code of Georgia Annotated, or any amendment thereto or successor provision thereto; or (iv) for any transaction from which the director received an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to July 1, 1987. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
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DESIGNATION A
DESIGNATIONS, POWERS, PREFERENCES,
LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS
OF

FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

OF

PINNACLE FINANCIAL PARTNERS, INC.
RIGHTS AND PREFERENCES
Section 1.Designation and Number of Shares. A series of preferred stock designated the “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A” (hereinafter called “Series A Preferred Stock”) shall be established and the authorized number of shares that shall constitute such series shall be 8,000,000 shares, no par value per share, and having a liquidation preference of $25 per share. The number of shares constituting the Series A Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Amended and Restated Articles of Incorporation of the Corporation, as amended (the “Articles”), less all shares at the time authorized of any other series of Preferred Stock. Shares of Series A Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original issue date”. Shares of outstanding Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
Section 2.Ranking. The shares of Series A Preferred Stock shall rank:
(a)senior, as to dividends and upon liquidation, dissolution and winding up, to the common stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks senior to or pari passu with the Series A Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (collectively, “Series A Junior Securities”); and
(b)on a parity, as to dividends and upon liquidation, dissolution and winding up, with the Corporation’s Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, and the Corporation’s 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C, and with any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series A Preferred Stock as to the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up, as the case may be (collectively, “Series A Parity Securities”).
The Corporation may authorize and issue additional shares of Series A Junior Securities and Series A Parity Securities without the consent of the holders of the Series A Preferred Stock.

Section 3.Dividends.
(a)Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for the payment of dividends under Georgia law, non-cumulative cash dividends based on the liquidation preference of the Series A Preferred Stock at a rate equal to three-month Term SOFR plus a spread of 361.361 basis points per annum, for each Series A Dividend Period from December 21, 2025 to, and including, the redemption date of the Series A Preferred Stock, if any. If the Corporation issues additional shares of the Series A Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.
(b)If declared by the Board of Directors or a duly authorized committee of the Board of Directors, dividends will be payable on the Series A Preferred Stock on the following dates (each, a “Series A Dividend Payment Date”): quarterly, in arrears, on March 21, June 21, September 21 and December 21 of each year, beginning on March 21, 2026. If any date on which dividends would otherwise be payable is not a Business Day, then the Series A Dividend Payment Date will be the next Business Day, without any adjustment to the amount of such dividends. A “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
(c)Dividends will be payable to holders of record of Series A Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series A Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series A Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors.
(d)A “Series A Dividend Period” is the period from and including a Series A Dividend Payment Date to, but excluding, the next Series A Dividend Payment Date, except that the initial Series A Dividend Period will commence on and include December 21, 2025. Dividends payable on the Series A Preferred Stock will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series A Preferred Stock called for redemption.
(e)The dividend rate for each Series A Dividend Period will be determined by the calculation agent using three-month Term SOFR as in effect on the second business day prior to the beginning of the Series A Dividend Period, which date is the “dividend determination date” for the Series A Dividend Period. The calculation agent then will add the spread of 361.361 basis points per annum to the three-month Term SOFR as determined on the dividend determination date. Absent manifest error, the calculation agent’s determination of the dividend rate for a Series A Dividend Period will be binding and conclusive on holders of Series A Preferred Stock, the transfer agent and the Corporation.
(f)The term “three-month Term SOFR” means the rate per annum equal to the forward looking term rate based on SOFR for a 3-month tenor published at the standard time established by the CME Group Benchmark Administration, Ltd. (or a successor administrator of three-month Term SOFR) (such administrator, the “Term SOFR Administrator”) on the Term SOFR Administrator’s Website on the applicable dividend determination date. The term “SOFR” means the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York (or a successor administrator of SOFR). The term “Term SOFR Administrator’s

Website” means the website of the Term SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or at such other page as may replace such page or at a similar page on the website of a third party authorized by the Term SOFR Administrator to publish three-month Term SOFR.
(g)Dividends on the Series A Preferred Stock will not be cumulative. If the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Series A Preferred Stock in respect of a Series A Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Series A Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series A Dividend Period, whether or not the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend for any future Series A Dividend Period with respect to the Series A Preferred Stock.
(h)Notwithstanding any other provision hereof, dividends on the Series A Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.
(i)During a Series A Dividend Period, so long as any share of Series A Preferred Stock remains outstanding, unless, in each case, the full dividends for the then-current Series A Dividend Period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
(1)no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series A Junior Securities, other than (i) a dividend payable solely in Series A Junior Securities and cash in lieu of fractional shares in connection with such dividend, or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan;
(2)no shares of Series A Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) as a result of a reclassification of Series A Junior Securities for or into other Series A Junior Securities, (ii) the exchange or conversion of one share of Series A Junior Securities for or into another share of Series A Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series A Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series A Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series A Junior Securities pursuant to a contractually binding requirement to buy Series A Junior Securities existing prior to the preceding Series A Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series A Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(3)no shares of Series A Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series A Preferred Stock and such Series A Parity Securities, other than (i) as a result of a reclassification of Series A Parity Securities for or into other Series A Parity Securities, (ii) the exchange or conversion of one share of Series A Parity Securities for or into another share of Series A Parity Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series

A Parity Securities, (iv) purchases, redemptions or other acquisitions of shares of Series A Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series A Parity Securities pursuant to a contractually binding requirement to buy Series A Parity Securities existing prior to the preceding Series A Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series A Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged.
(j)When dividends are not paid in full upon the shares of Series A Preferred Stock and any Series A Parity Securities, all dividends declared upon shares of Series A Preferred Stock and any Series A Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Series A Dividend Period per share on the Series A Preferred Stock, and accrued dividends, including any accumulations, on any Series A Parity Securities, bear to each other.
(k)Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other class or series of capital stock ranking equally with or junior to Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.
Section 4.Liquidation.
(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s business and affairs, holders of Series A Preferred Stock are entitled to receive, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series A Preferred Stock, but before any distribution of assets is made to holders of common stock or any Series A Junior Securities, a liquidating distribution in the amount of the liquidation preference of $25 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series A Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution, including declared and unpaid dividends pursuant to Section 3 hereto. In addition, the Series A Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(b)In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series A Preferred Stock and all holders of any Series A Parity Securities, the amounts paid to the holders of Series A Preferred Stock and to the holders of all Series A Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends have been paid in full to all holders of Series A Preferred Stock and any Series A Parity Securities, the holders of the Corporation’s Series A Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(c)For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5.Redemption.
(a)Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series A Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series A Dividend Payment Date, at a redemption price equal to $25 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of Series A Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series A Preferred Stock at the time outstanding, at a redemption price equal to $25 per share, plus any declared and unpaid dividends without accumulation of any undeclared dividends, upon notice given as provided in Subsection (b) below.
A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) set forth in Regulation Y, 12 CFR 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding. Redemption of the Series A Preferred Stock is subject to the Corporation’s receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Series A Preferred Stock.
(b)If shares of Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares representing Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the Corporation separate and apart from its other assets, in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption so as to be and continue to be available therefor, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, plus any declared and unpaid dividends.
(c)In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.
Section 6.Voting Rights.
(a)Except as provided below or as expressly required by law, the holders of shares of Series A Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the common stock.
(b)So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series A Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series A Preferred Stock or the holders thereof, provided, however, that with respect to the events set forth in (b)(2): (i) so long as shares of Series A Preferred Stock remains outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with terms that are not materially less favorable to the terms of the Series A Preferred Stock, the occurrence of any such event shall not be deemed to materially and adversely affect the powers, preferences, privileges or rights of Series A Preferred Stock or the holders thereof; and (ii) any increase in the amount of the authorized or issued shares of Series A Preferred Stock or authorized common or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series A Preferred Stock or the holders thereof. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably set aside by the Corporation separate and apart from its other assets, in trust for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption so as to be and continue to be available therefor.
(c)If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series A Preferred Stock or any other series of Preferred Stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors of the Corporation shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods payable on cumulative preferred stock (if any) and continuous noncumulative dividends for at least one year on all other outstanding shares of Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Series A Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Preferred Stock shall cease, subject to increase in the number of directors of the Corporation as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above. Any director elected by the Preferred Stock under this Section 6 may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Series A Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Series A Parity Securities, to the extent the voting rights of such holders described above are then exercisable. If the office of any director elected by the Preferred Stock under this Section 6 becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected by the Preferred Stock under this Section 6 may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
Section 7.Conversion Rights. The holders of shares of Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8.Preemptive Rights. The holders of shares of Series A Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9.Certificates. The Corporation may at its option issue shares of Series A Preferred Stock without certificates.
Section 10.Transfer Agent. The duly appointed transfer agent for the Series A Preferred Stock shall be Broadridge Corporate Issuer Solutions, LLC (“Broadridge”). The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preferred Stock.
Section 11.Registrar. The duly appointed registrar for the Series A Preferred Stock shall be Broadridge. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preferred Stock.
Section 12.Calculation Agent. The Corporation is the calculation agent for the Series A Preferred Stock. The Corporation may appoint itself or an affiliate as calculation agent. The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preferred Stock.

DESIGNATION B
DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

OF

PINNACLE FINANCIAL PARTNERS, INC.
RIGHTS AND PREFERENCES
Section 1.Designation and Number of Shares. A series of Preferred Stock designated the “Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B” (hereinafter called “Series B Preferred Stock”) shall be established and the authorized number of shares that shall constitute such series shall be 14,000,000 shares, no par value per share, and having a liquidation preference of $25 per share. The number of shares constituting the Series B Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Articles, less all shares at the time authorized of any other series of Preferred Stock. Shares of Series B Preferred Stock will be dated the date of issue, which shall be referred to herein as the “original issue date”. Any additional shares of Series B Preferred Stock issued from time to time shall form a single series with the shares of Series B Preferred Stock issued on the original issue date; provided that if any such additional shares of Series B Preferred Stock are not fungible for U.S. federal income tax purposes with the shares of outstanding Series B Preferred Stock issued on the original issue date, such additional shares of Series B Preferred Stock will be issued with a separate CUSIP or other identifying number. Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
Section 2.Ranking. The shares of Series B Preferred Stock shall rank:
(a)senior, as to dividends and upon liquidation, dissolution and winding up, to the common stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks senior to or pari passu with the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon any liquidation, dissolution and winding up, as the case may be (collectively, “Series B Junior Securities”); and
(b)on a parity, as to dividends and upon liquidation, dissolution and winding up, with the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, and the Corporation’s 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C, and with any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series B Preferred Stock as to the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up, as the case may be (collectively, “Series B Parity Securities”).
The Corporation may authorize and issue additional shares of Series B Junior Securities and Series B Parity Securities without the consent of the holders of the Series B Preferred Stock.
Section 3.Dividends.
(a)Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of assets legally available for the payment of dividends under Georgia law, non-cumulative cash dividends based on the liquidation preference of the Series B Preferred Stock at a rate equal to (1) 8.397% per annum from January 1, 2026 to, but excluding, July 1, 2029 (the “First Call Date”), and (2) the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Dividend Determination Date (as defined below) plus 4.127% per annum, for each Reset Period (as defined below) from and including the First Call Date.
(b)If declared by the Board of Directors or a duly authorized committee of the Board of Directors, dividends will be payable on the Series B Preferred Stock quarterly, in arrears, on the following dates (each, a “Series B Dividend Payment Date”): January 1, April 1, July 1 and October 1 of each year, beginning on April 1, 2026. If any date on which dividends would otherwise be payable is not a Business Day, then the Series B Dividend Payment Date will be the next Business Day, without any adjustment to the amount of such dividends. A “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
(c)Dividends will be payable to holders of record of Series B Preferred Stock as they appear on the Corporation’s books on the applicable record date, which shall be the 15th calendar day before the applicable Series B Dividend Payment Date, or such other record date, no earlier than 30 calendar days before the applicable Series B Dividend Payment Date, as shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors.
(d)A “Series B Dividend Period” is the period from and including a Series B Dividend Payment Date to, but excluding, the next Series B Dividend Payment Date, except that the initial Series B Dividend Period will commence on and include January 1, 2026. Dividends payable on Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series B Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the Series B Preferred Stock called for redemption.
(e)A “Reset Date” means the First Call Date and each date falling on the fifth anniversary of the preceding reset date.
(f)A “Reset Period” means the period from and including the First Call Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.
(g)A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

(h)The “Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.
(i)The “H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve.
(j)The “most recent H.15 (519)” means the H.15 (519) published closest in time but prior to the close of business on the second business day prior to the applicable Reset Date.
(k)The applicable dividend rate for each Reset Period will be determined by the calculation agent as of the applicable Reset Dividend Determination Date. Promptly upon such determination, the calculation agent will notify the Corporation of the dividend rate for the Reset Period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Series B Dividend Period will be on file at the Corporation’s principal offices, will be made available to any holder of Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.
(l)Dividends on the Series B Preferred Stock will not be cumulative. If the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend on the Series B Preferred Stock in respect of a Series B Dividend Period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Series B Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay any dividend for that Series B Dividend Period, whether or not the Board of Directors or a duly authorized committee of the Board of Directors declares a dividend for any future Series B Dividend Period with respect to the Series B Preferred Stock.
(m)Notwithstanding any other provision hereof, dividends on the Series B Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.
(n)So long as any share of Series B Preferred Stock remains outstanding, unless, in each case, the full dividends for the most recently completed Series B Dividend Period on all outstanding shares of Series B Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
(1)no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series B Junior Securities, other than (i) a dividend payable solely in Series B Junior Securities and cash in lieu of fractional shares in connection with such dividend, or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan;
(2)no shares of Series B Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (i) as a result of a reclassification of Series B Junior Securities for or into other Series B Junior Securities, (ii) the exchange or conversion of one share of Series B Junior Securities for or into another share of Series B Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series B Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Series B Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series B Junior Securities pursuant to a contractually binding requirement to buy Series B Junior Securities existing prior to the preceding Series B Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series B Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(3)no shares of Series B Parity Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of Series B Preferred Stock and such Series B Parity Securities, other than (i) as a result of a reclassification of Series B Parity Securities for or into other Series B Parity Securities, (ii) the exchange or conversion of one share of Series B Parity Securities for or into another share of Series B Parity Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series B Parity Securities, (iv) purchases, redemptions or other acquisitions of shares of Series B Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Series B Parity Securities pursuant to a contractually binding requirement to buy Series B Parity Securities existing prior to the preceding Series B Dividend Period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Series B Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged.
(o)When dividends are not paid in full upon the shares of Series B Preferred Stock and any Series B Parity Securities, all dividends declared upon shares of Series B Preferred Stock and any Series B Parity Securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Series B Dividend Period per share on the Series B Preferred Stock, and accrued dividends, including any accumulations, on any Series B Parity Securities, bear to each other.
(p)Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other class or series of capital stock ranking equally with or junior to Series B Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series B Preferred Stock shall not be entitled to participate in any such dividend.
Section 4.Liquidation.
(a)Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s business and affairs, holders of Series B Preferred Stock are entitled to receive, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series B Preferred Stock, but before any distribution of assets is made to holders of common stock or any Series B Junior Securities, a liquidating distribution in the amount of the liquidation preference of $25 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series B Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution, including declared and unpaid dividends pursuant to Section 3 hereto. In addition, the Series B Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(b)In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series B Preferred Stock and all holders of any Series B Parity Securities, the amounts paid to the holders of Series B Preferred Stock and to the holders of all Series B Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends have been paid in full to all holders of Series B Preferred Stock and any Series B Parity Securities, the holders of the Corporation’s Series B Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(c)For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5.Redemption.
(a)Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series B Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Reset Date, at a redemption price equal to $25 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of Series B Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event (as defined below), the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series B Preferred Stock at the time outstanding, at a redemption price equal to $25 per share, plus any declared and unpaid dividends without accumulation of any undeclared dividends, upon notice given as provided in Subsection (b) below.
A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series B Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve set forth in Regulation Q (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series B Preferred Stock is outstanding. Redemption of the Series B Preferred Stock is subject to the Corporation’s receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Series B Preferred Stock.
(b)If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series B Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares representing Series B Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series B Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the Corporation separate and apart from its other assets, in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption so as to be and continue to be available therefor, then, on and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, plus any declared and unpaid dividends.
(c)In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.
(d)Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time.
Section 6.Voting Rights.
(a)Except as provided below or as expressly required by law, the holders of shares of Series B Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the common stock.
(b)So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series B Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect the powers, preferences, privileges or rights of Series B Preferred Stock or the holders thereof, provided, however, that with respect to the events set forth in (b)(2): (i) so long as any share of Series B Preferred Stock remains outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with terms that are not materially less favorable than the terms of the Series B Preferred Stock, the occurrence of any such event shall not be deemed to materially and adversely affect the powers, preferences, privileges or rights of Series B Preferred Stock or the holders thereof; and (ii) any increase in the amount of the authorized or issued shares of Series B Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series B Preferred Stock or the holders thereof. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably set aside by the Corporation separate and apart from its other assets, in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption so as to be and continue to be available therefor.
(c)If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series B Preferred Stock or any other series of Preferred Stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors of the Corporation shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods payable on cumulative preferred stock (if any) and continuous noncumulative dividends for at least one year on all other outstanding shares of Preferred Stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of Series B Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Preferred Stock shall cease, subject to increase in the number of directors of the Corporation as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above. Any director elected by the Preferred Stock under this Section 6 may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Series B Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Series B Parity Securities, to the extent the voting rights of such holders described above are then exercisable. If the office of any director elected by the Preferred Stock under this Section 6 becomes vacant for any reason other than removal from office as aforesaid, the remaining director elected by the Preferred Stock under this Section 6 may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.
Section 7.Conversion Rights. The holders of shares of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8.Preemptive Rights. The holders of shares of Series B Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9.Certificates. The Corporation may at its option issue shares of Series B Preferred Stock without certificates.
Section 10.Transfer Agent. The duly appointed transfer agent for the Series B Preferred Stock shall be Broadridge. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series B Preferred Stock.
Section 11.Registrar. The duly appointed registrar for the Series B Preferred Stock shall be Broadridge. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series B Preferred Stock.
Section 12.Calculation Agent. The Corporation is the calculation agent with respect to the Series B Preferred Stock. The Corporation may appoint itself or an affiliate as calculation agent. The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series B Preferred Stock.

DESIGNATION C
DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

6.75% FIXED-RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

OF

PINNACLE FINANCIAL PARTNERS, INC.

Section 1.General Matters. Each share of this 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C (hereinafter called “Series C Preferred Stock”) shall be identical in all respects to every other share of Series C Preferred Stock. The Series C Preferred Stock shall be perpetual, subject to the provisions of Section 6 of this Designation C.
Section 2.Definitions. The following terms used herein shall be defined as set forth below:
“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
“Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be amended or restated from time to time.
“Charter” means the Amended and Restated Articles of Incorporation, as amended, of the Corporation, as it may be amended or restated from time to time.
“Common Stock” means the common stock, par value $1.00 per share, of the Corporation.
“Corporation” means Pinnacle Financial Partners, Inc.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series C Preferred Stock.

“Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series C Preferred Stock are entitled to vote as specified in Section 7 of this Designation C and any and all other series of Preferred Stock (other than Series C Preferred Stock) that rank equally with Series C Preferred Stock as to the payment of dividends and upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 3.Ranking. The shares of Series C Preferred Stock shall rank:
(a)senior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to the Common Stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series C Preferred Stock or senior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Series C Junior Securities”);
(b)on a parity, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, with the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, and the Corporation’s Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, and with any class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series C Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Series C Parity Securities”); and
(c)junior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be.
The Corporation may authorize and issue additional shares of Series C Junior Securities and Series C Parity Securities from time to time without the consent of the holders of the Series C Preferred Stock.
Section 4.Dividends.
(a)Holders of Series C Preferred Stock shall be entitled to receive, only when, as, and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on each Series C Dividend Payment Date (as defined below), out of assets legally available for the payment of dividends thereof, non-cumulative cash dividends based on the liquidation preference of the Series C Preferred Stock of $1,000 per share at a rate equal to 6.75% per annum for each Series C Dividend Period (as defined below) from December 1, 2025 to, but excluding, the date of redemption (if any) of the Series C Preferred Stock. If the Corporation issues additional shares of the Series C Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue or any other date specified by the

Board of Directors or a duly authorized committee of the Board at the time such additional shares are issued.
(b)If declared by the Board of Directors or a duly authorized committee of the Board of Directors, dividends will be payable on the Series C Preferred Stock quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2026, each such day a “Series C Dividend Payment Date”; provided, however, that if any such Series C Dividend Payment Date is not a Business Day, then such date shall nevertheless be a Series C Dividend Payment Date but dividends on the Series C Preferred Stock shall be paid on the next succeeding Business Day (without interest or any other adjustment to the amount of dividends paid in respect of such delayed payment).
(c)Dividends will be payable to holders of record of Series C Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable Series C Dividend Payment Date, or such other record date, not less than 10 calendar days nor more than 30 calendar days before the applicable Series C Dividend Payment Date, as such record date (the “Dividend Record Date”) shall be fixed by the Board of Directors or a duly authorized committee of the Board of Directors. Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
(d)A “Series C Dividend Period” is the period from and including a Series C Dividend Payment Date to, but excluding, the next succeeding Series C Dividend Payment Date, except that the initial Series C Dividend Period will commence on and include December 1, 2025. Dividends payable on Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from the calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, with respect to the Series C Preferred Stock redeemed, unless the Corporation defaults in the payment of the redemption price of the Series C Preferred Stock called for redemption.
(e)Dividends on the Series C Preferred Stock will not be cumulative and will not be mandatory. If the Board of Directors or a duly authorized committee of the Board does not declare a dividend, in full or otherwise, on the Series C Preferred Stock in respect of a Series C Dividend Period, then such unpaid dividends shall cease to accrue and shall not be payable on the applicable Series C Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay (and the holders of the Series C Preferred Stock will have no right to receive) dividends accrued for such Series C Dividend Period after the Series C Dividend Payment Date for such Series C Dividend Period, whether or not the Board of Directors or a duly authorized committee of the Board declares a dividend for any future Series C Dividend Period with respect to the Series C Preferred Stock, the Common Stock, or any other class or series of the Corporation’s Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not declared.
(f)Notwithstanding any other provision hereof, dividends on the Series C Preferred Stock shall not be declared, paid, or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable to it, including applicable capital adequacy rules of the Federal Reserve or, as and if applicable, the capital adequacy rules or regulations of any Appropriate Federal Banking Agency.
(g)So long as any share of Series C Preferred Stock remains outstanding:
(1)no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series C Junior Securities, other than (1) a dividend payable on Series C Junior Securities in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other Series C Junior Securities or (2) any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan;
(2)no shares of Series C Junior Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) as a result of a reclassification of Series C Junior Securities for or into other Series C Junior Securities, (2) the exchange or conversion of one share of Series C Junior Securities for or into another share of Series C Junior Securities, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series C Junior Securities, (4) purchases, redemptions, or other acquisitions of shares of Series C Junior Securities in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (5) purchases of shares of Series C Junior Securities pursuant to a contractually binding requirement to buy Series C Junior Securities existing prior to the most recently completed Series C Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Series C Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (7) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series C Junior Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Series C Junior Securities by the Corporation; and
(3)no shares of Series C Parity Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Series C Parity Securities, if any, (2) as a result of a reclassification of Series C Parity Securities for or into other Series C Parity Securities, (3) the exchange or conversion of one share of Series C Parity Securities or Series C Junior Securities for or into another share of Series C Parity Securities, (4) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series C Parity Securities, (5) purchases of shares of Series C Parity Securities pursuant to a contractually binding requirement to buy Series C Parity Securities existing prior to the most recently completed Series C Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Series C Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (7) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series C Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; unless, in each case, the full dividends for the most recently completed Series C Dividend Period on all outstanding shares of Series C Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). Nothing in sub-section (g)(ii) or (g)(iii) of this Section 3 of this Designation C shall restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
(h)When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Series C Dividend Payment Date (or, in the case of Series C Parity Securities having dividend payment dates different from the Series C Dividend Payment Dates, on a dividend payment date falling within a Series C Dividend Period) in full upon the Series C Preferred Stock and any shares of Series C Parity Securities, all dividends declared on the Series C Preferred Stock and all such Series C Parity Securities and payable on such Series C Dividend Payment Date (or, in the case of Series C Parity Securities having dividend payment dates different from the Series C Dividend Payment Dates, on a dividend payment date falling within the Series C Dividend Period related to such Series C Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C Preferred Stock and all Series C Parity Securities payable on such Series C Dividend Payment Date (or, in the case of Series C Parity Securities having dividend payment dates different from the Series C Dividend Payment Dates, on a dividend payment date falling within the Series C Dividend Period related to such Series C Dividend Payment Date) bear to each other.
(i)Subject to the foregoing, and not otherwise, dividends (payable in cash, securities, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on the common stock and any other class or series of capital stock ranking equally with or junior to Series C Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series C Preferred Stock shall not be entitled to participate in any such dividend.
Section 5.Liquidation.

(a)Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any securities then outstanding ranking senior to or on parity with Series C Preferred Stock with respect to distributions of assets upon the liquidation, dissolution or winding-up of the Corporation, before any distribution or payment out of the assets of the Corporation is made to holders of Common Stock or any Series C Junior Securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus the per share amount of any declared and unpaid dividends on the Series C Preferred Stock prior to the payment of the liquidating distribution, without accumulation of any dividends that have not been declared prior to the payment of the liquidating distribution. After payment of the full amount of such liquidating distribution, the holders of the Series C Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.
(b)In any such liquidating distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences (as defined below) in full to all holders of Series C Preferred Stock and all holders of any Series C Parity Securities, the amounts paid to the holders of Series C Preferred Stock and to the holders of all Series C Parity Securities will be paid pro rata in accordance with the respective aggregate liquidation preferences owed to those holders. In any such distribution, the “liquidation preference” of any holder of Series C Preferred Stock or any Series C Parity Securities means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Corporation’s assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series C Preferred Stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).
(c)If the liquidation preference has been paid in full to all holders of Series C Preferred Stock and any Series C Parity Securities, the holders of the Corporation’s Series C Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)For purposes of this Section 5, neither the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Corporation for cash, securities, or other property, nor the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities, or property for their shares, shall constitute a liquidation, dissolution, or winding-up of the Corporation.
Section 6.Redemption.
(a)The Series C Preferred Stock is perpetual and has no maturity date. The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provision. Shares of the Series C Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series C Dividend Payment Date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date of redemption. Holders of the Series C Preferred Stock will have no right to require the redemption or repurchase of Series C Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event (as defined below), the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series C Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, upon notice given as provided in sub-section (b) below. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Series C Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Series C Dividend Payment Date as provided in Section 4(c) above. In all cases, the Corporation may not redeem shares of the Series C Preferred Stock without having received the prior approval of the Federal Reserve or any appropriate federal banking agency if then required under capital rules or guidelines applicable to the Corporation.
A “Regulatory Capital Treatment Event” means the good-faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series C Preferred Stock; (ii) any proposed change in those laws, rules, or regulations that is announced or becomes effective after the initial issuance of any share of the Series C Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series C Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of $1,000 per share of the Series C Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines, rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules, guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for so long as any share of the Series C Preferred Stock is outstanding.

(b)If shares of Series C Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of Series C Preferred Stock to be redeemed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the Corporation’s stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series C Preferred Stock or the depositary shares representing Series C Preferred Stock, if any, are held in book-entry form through the DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series C Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock; such shares of Series C Preferred Stock shall no longer be deemed outstanding; and all rights of the holders of such shares will terminate, except the right to receive the redemption price described in sub-section (a) above, without interest.
(c)In case of any redemption of only part of the shares of Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (1) pro rata from the holders of record of the Series C Preferred Stock in proportion to the number of shares of the Series C Preferred Stock held by such holders, (2) by lot, or (3) in such other manner as the Corporation may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series C Preferred Stock is listed.
Subject to the provisions hereof, the Board of Directors (or a duly authorized committee of the Board) shall have full power and authority to prescribe the terms and conditions on which shares of the Series C Preferred Stock shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series C Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
Section 7.Voting Rights.
(a)Except as provided below or as expressly required by law, the holders of shares of Series C Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock of the Corporation, and shall not be entitled to call a meeting of the holders of any series or class of shares of capital stock of the Corporation for any purpose, nor shall they be entitled to participate in any meeting of the holders of the common stock. Each holder of Series C Preferred Stock shall have one vote per share on any matter on which holders of Series C Preferred Stock are entitled to vote.
(b)If and whenever dividends on any shares of the Series C Preferred Stock or any shares of Voting Preferred Stock shall not have been declared and paid for at least six Series C Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board shall automatically be increased by two and the holders of the Series C Preferred Stock, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect two additional directors (the “Preferred Stock Directors”) to the Board of the Corporation; provided that the Board shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights) and provided, further, that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the NYSE (or any other exchange on which the Corporation’s securities may be listed), including the requirements that listed companies must have a majority of independent directors.
In the event that the holders of the Series C Preferred Stock, and, if applicable, such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the number of shares of Series C Preferred Stock or of any other series of Voting Preferred Stock then outstanding which have the right to exercise voting rights similar to those of the Series C Preferred Stock described above (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series C Preferred Stock or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 12 below, or as may otherwise be required by law.
When dividends have been paid in full on the Series C Preferred Stock and any Voting Preferred Stock for two consecutive semiannual or four consecutive quarterly Dividend Periods, as applicable, after a Nonpayment Event, then the right of the holders of Series C Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to re-vesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series C Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series C Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series C Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of shareholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board for a vote. Each Preferred Stock Director elected at any special meeting of shareholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as above provided.
(c)So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter, the vote or consent of the holders of at least two-thirds of all of the shares of Series C Preferred Stock and Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, shall be necessary for effecting or validating:
(1)Any amendment or alteration of the Charter to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series C Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(2)Any amendment, alteration or repeal of any provision of the Charter so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create, or issue, or increase the authorized amount of, any Series C Junior Securities or any Series C Parity Securities, or any securities convertible into or exchangeable for Series C Junior Securities or Series C Parity Securities will not be deemed to materially and adversely affect the powers, preferences, privileges, or rights of Series C Preferred Stock; or
(3)Any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (1) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 6(c), any increase in the amount of the authorized or issued Series C Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any Series C Parity Securities or Series C Junior Securities (whether dividends payable on such securities, if any, are cumulative or non-cumulative) will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series C Preferred Stock and one or more but not all other series of Preferred Stock, then only the Series C Preferred Stock and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).
(d)Without the consent of the holders of the Series C Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:
(1)to cure any ambiguity, or to cure, correct or supplement any provision contained in the Articles or this Designation C that may be defective or inconsistent; or
(2)to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the Articles and this Designation C.
(e)No vote or consent of the holders of Series C Preferred Stock shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series C Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.
(f)The rules and procedures for calling and conducting any meeting of the holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or any duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series C Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series C Preferred Stock, Series C Parity Securities and/or Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series C Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.
Section 8.Conversion Rights. The holders of shares of Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.

Section 9.Preemptive Rights. The holders of shares of Series C Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such capital stock or any interest therein, regardless of how any such securities may be designated, issued, or granted.
Section 10.Certificates. The Corporation may at its option issue shares of Series C Preferred Stock without certificates.
Section 11.Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series C Preferred Stock may deem and treat the record holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 12.Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Designation C, in the Charter or Bylaws or by applicable law.
Section 13.Rank. For the avoidance of doubt, the Board of Directors (or any duly authorized committee of the Board of Directors) may, without the vote of the holders of Series C Preferred Stock, authorize and issue shares of Series C Junior Securities or Series C Parity Securities.
Section 14.No Other Rights. The shares of Series C Preferred Stock shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth in this Designation C or the Charter, or as provided by applicable law.
Section 15.

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